U.S. SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                             FORM 10

            GENERAL FORM FOR REGISTRATION OF SECURITIES

                Pursuant to Section 12(b) or (g) of
              the Securities Exchange Act of 1934


                   QUINCE RUN ACQUISITION CORPORATION
                  -----------------------------
      (Exact name of registrant as specified in its charter)


 Delaware                                46-3558621
------------------                   ------------------------------
(State or other jurisdiction         (I.R.S. Employer Identification
of incorporation or organization)          No.)


                     215 Apolena Avenue
              Newport Beach, California 92662
 ------------------------------------------------------------
(Address of principal executive offices )  (Zip Code)


Registrant's telephone number, including area code:     202/387-5400
				Fax Number:		949/673-4525

Securities to be registered
   pursuant to Section 12(b) of the Act:              None

Securities to be registered
    pursuant to Section 12(g) of the Act:             Common Stock,
                                                     $0.0001 Par Value
                                                     (Title of class)


Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer               Accelerated filer
Non-accelerated filed                 Smaller reporting company  X


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ITEM 1.  BUSINESS.

      Quince Run Acquisition Corporation ("Quince Run") was incorporated on July 2, 2013 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Quince Run has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders and filing this registration statement. Quince Run has been formed to provide a method for a foreign or domestic private company to become a reporting company as part of the process toward the public trading of its stock.

     The benefits of a business combination with Quince Run include:

    1. Reincorporation of the private company in Delaware whose General Corporate Law is considered favorable for the operations of corporations.

    2. The recapitalization of the stock structure of the private company suitable for a public company.

    3. The introduction of management of the private company to the reporting and other requirements of a public company before commencement of trading.

    4. Increased visibility of the private company among the financial community.

    5. Reassurance to shareholders of the private company that the process of registering its shares for trading has commenced.

     A combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended.


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     Quince Run has not generated revenues and has no income or cash flows from operations since inception. The continuation of Quince Run as a going concern is dependent upon financial support from its stockholders.

     Management has agreed to fund the expenses of Quince Run until a change in control without reimbursement after which time any future expenses will become the responsibility of new management. Because of the nature of the Quince Run and its absence of any on-going operations, these expenses are anticipated to be relatively low.

Aspects of a Public Company

     There are certain perceived benefits to being a public company whose securities are trading:

These are commonly thought to include the following:

 +    increased visibility in the financial community;
 +    increased valuation;
 +    greater ease in raising capital;
 +    compensation of key employees through stock options for
          which there may be a market valuation;
 +    enhanced corporate image.

     There are also certain perceived disadvantages to being a trading company. These are commonly thought to include the following:

 +    requirement for audited financial statements;
 +    required publication of corporate information;
 +    required filings of periodic and episodic reports with the
          Securities and  Exchange Commission.

Potential Private Companies

     Business entities, if any, which may be interested in a combination with Quince Run may include the following:

 +    a company for which a primary purpose of becoming public is the use  of its securities for the acquisition of assets
          or businesses;
 +    a company which is unable to find an underwriter of its
          securities or is unable to find an underwriter of securities on terms acceptable to it;
 +    a company which wishes to become public with less dilution of its  securities than would occur upon an underwriting;
 +    a company which believes that it will be able to obtain
          investment capital on more favorable terms after it has
          become public;
 +    a foreign company which may wish an initial entry into the
          United  States securities market;
 +    a special situation company, such as a company seeking a
          public market  to satisfy redemption requirements under
          a qualified Employee Stock Option Plan;
 +    a company seeking one or more of the other perceived
          benefits of  becoming a public company.

     A business combination with a private company will normally involve the transfer to the private company of the majority of the issued and outstanding common stock of Quince Run and the substitution by the private company of its own management and board of directors.

     The proposed business activities described herein classify Quince Run as a "blank check" company. The Securities and Exchange Commission and certain states have enacted statutes, rules and regulations regarding the sales of securities of blank check companies. Quince Run will not make any efforts to cause a market to develop in its securities until such time as Quince Run has successfully implemented a business combination and it is no longer classified as a blank check company.


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     Quince Run is voluntarily filing this registration statement with the
Securities and Exchange Commission and is under no obligation to do so under the Exchange Act. Quince Run will continue to file all reports required of it under the Exchange Act until a business combination has occurred. A business combination will normally result in a change in control and management of Quince Run. Since a principal benefit of a business combination with Quince Run would normally be considered its status as a reporting company, it is anticipated that Quince Run will continue to file reports under the Exchange Act following a business combination. No assurance can be given that this will occur or, if it does, for how long.

     James Cassidy is the president and a director of Quince Run. James McKillop is the vice president and a director of Quince Run.

     Quince Run has no employees nor are there any other persons than Mr. Cassidy and Mr. McKillop who devote any of their time to its affairs. All references herein to management of Quince Run are to Mr. Cassidy and Mr. McKillop. The inability at any time of either of these individuals to devote sufficient attention to Quince Run could have a material adverse impact on its operations.

Glossary

"Blank check" company          As used herein, a "blank check" company
                               is a development stage company that has
                               no specific business plan or purpose or
                               has indicated that its business plan is
                               to engage in a merger or acquisition with an unidentified company or companies.

Business combination           Normally a merger, stock-for-stock  or
                               stock-for-assets exchange with a private company or the shareholders of the private company.

Quince Run or                   The corporation whose common stock is the
the Registrant                 subject of this registration statement.

Exchange Act                   The Securities Exchange Act of 1934, as
                               amended.

Securities Act                 The Securities Act of 1933, as amended.

Reporting Company              A company with a class of securities registered
                               under Section 12 of the Securities Exchange
                               Act of 1934


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ITEM 1A.  RISK FACTORS

   The business of Quince Run is subject to numerous risk factors, including the following:

The Company has no operations to date and is not expected to begin any operations until a change in control, if then.

   Quince Run has no operating history nor revenue with minimal assets and operates at a loss and its continuation as a going concern is dependent upon support from its stockholders or obtaining additional capital.

     Quince Run has not generated revenues and has no income or cash flows from operations since inception. Quince Run has sustained losses to date and will, in all likelihood, continue to sustain expenses without corresponding revenues, at least until the consummation of a business combination.

    Management will pay all expenses incurred by Quince Run until a business combination is effected, without repayment. There is no assurance that Quince Run will ever be profitable.

The Company has only two directors, officers and shareholders and as such may not benefit from diverse and multiple opinions.

     The only officers and directors of Quince Run are James Cassidy and James McKillop. Because management consists of only these two persons, Quince Run does not benefit from multiple judgments that a greater number of directors or officers would provide. Quince Run will rely completely on the judgment of its officers and directors when selecting a company. Mr. Cassidy and Mr. McKillop anticipate devoting only a limited amount of time to the business of Quince Run. Neither Mr. Cassidy nor Mr. Mr. McKillop has entered into written employment agreements with Quince Run and they are not expected to do so. Quince Run has not obtained key man life insurance on either officer or director. The loss of the services of either Mr. Cassidy or Mr. McKillop could adversely affect development of the business of Quince Run and its likelihood of commencing operations.

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Indemnification of officers and directors may put Quince Run's assets at risk.

     The certificate of incorporation of Quince Run provides that Quince Run may indemnify officers and/or directors of Quince Run for liabilities, which can include liabilities arising under the securities laws. Assets of Quince Run could be used or attached to satisfy any liabilities subject to such indemnification.

The voting control by the two current shareholders who are also the sole officers and directors gives such shareholders the ability to change the business plan of the Company.

     The two current shareholders of the Company are also its sole officers and directors and hold 100% of the outstanding stock of the Company. As such these shareholders are in control of the Company and its direction and business plan. Although these two shareholders/officers/directors are the initial creators of the Company and created the Company for the purposes stated in this registration statement, as sole controlling shareholders, these shareholders have the ability to change the purpose and direction of the Company without further amendment to this registration statement.


The proposed operations of Quince Run are speculative.

     The success of the proposed business plan of Quince Run will depend to a great extent on the operations, financial condition and management of the private company which combines with Quince Run. While business combinations with entities having established operating histories are preferred, there can be no assurance that Quince Run will be successful in locating candidates meeting such criteria. The decision to enter into a business combination will likely be made without detailed feasibility studies, independent analysis, market surveys or similar information which, if Quince Run had more funds available to it, would be desirable. In the event Quince Run completes a business combination the success of its operations will be dependent upon management of the private company and numerous other factors beyond the control of Quince Run. There is no assurance that Quince Run can identify a company and consummate a business combination.

The Company will seek only one business combination and as such there is no diversification of investment.

   The purpose of Quince Run is to seek, and acquire an interest in a business entity which desires to register its securities under the Securities Act of 1933 for public sale within the United States. Quince Run may participate in a business venture of virtually any kind or nature and it will not restrict its search to any specific business, industry, or geographical location. Management anticipates that Quince Run will be able to participate in only one potential business venture because Quince Run has nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to the shareholders of Quince Run because it will not permit Quince Run to offset potential losses from one venture against gains from another.

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Possible classification as a penny stock which may increase reporting obligations for any transaction and additional burden on any potential broker.

     In the event that a public market develops for the securities of Quince Run following a business combination, such securities may be classified as a penny stock depending upon their market price and the manner in which they are traded. The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock", for purposes relevant to Quince Run, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share whose securities are admitted to quotation but do not trade on the Nasdaq Capital Market or on a national securities exchange. For any transaction involving a penny stock, unless exempt, the rules require delivery by the broker of a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotation and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements.

There is a scarcity of and competition for business opportunities and combinations.

     Quince Run is and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be merger or acquisition candidates for Quince Run. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than Quince Run and, consequently, Quince Run will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, Quince Run will also compete with numerous other small public companies in seeking merger or acquisition candidates.

There is no agreement for a business combination and no minimum requirements for business combination.

     Management is continually in discussion with various entities who are considering the use of a reporting company as part of the process of going public. As of the date of this registration statement, Quince Run has no current arrangement, agreement or understanding with respect to engaging in a business combination with a specific entity. When, if at all, Quince Run enters into a business combination it will file the required reports with the Securities and Exchange Commission. There can be no assurance that Quince Run will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. No particular industry or specific business within an industry has been selected. Quince Run has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a private company to have achieved, or without which Quince Run would not consider a business combination with such business entity. Accordingly,

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     Quince Run may enter into a business combination with a business entity having no significant operating history, losses, limited or no potential for immediate earnings, limited assets, negative net worth or other negative characteristics. There is no assurance that Quince Run will be able to negotiate a business combination on terms favorable to Quince Run.

Reporting requirements may delay or preclude acquisition.

     Pursuant to the requirements of Section 13 of the Exchange Act, Quince Run is required to provide certain information about significant acquisitions including audited financial statements of the acquired company. Obtaining audited financial statements is the economic responsibility of the private company. The additional time and costs that may be incurred by some potential companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by Quince Run. Prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

     Notwithstanding a company's agreement to obtain audited financial statements within the required time frame, such audited financial statements may not be available to Quince Run at the time of entering into an agreement for a business combination. In cases where audited financial statements are unavailable, Quince Run will have to rely upon information that has not been verified by outside auditors in making its decision to engage in a transaction with the business entity. This risk increases the prospect that a business combination with such a company might prove to be an unfavorable one for Quince Run.

Possible Regulation under Investment Company Act which, if imposed, would substantially increase reporting and compliance costs and regulations.

     In the event Quince Run engages in business combinations which result in Quince Run holding passive investment interests in a number of entities, Quince Run could be subject to regulation under the Investment Company Act of 1940. Passive investment interests, as used in the Investment Company Act, essentially means investments held by entities which do not provide management or consulting services or are not involved in the business whose securities are held. In such event, Quince Run would be required to register as an investment company and could be expected to incur significant registration and compliance costs. Quince Run has obtained no formal determination from the Securities and Exchange Commission as to the status of Quince Run under the Investment Company Act of 1940. Any violation of such Act could subject Quince Run to material adverse consequences.

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Quince Run will probably effect a change in control and management and the biographies and objectives of such management and its impact on the Company are unknown.

    A business combination involving the issuance of the common stock of Quince Run will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in Quince Run. As a condition of the business combination agreement, the shareholders of Quince Run may agree to sell, transfer or retire all or a portion of their stock of Quince Run to provide the target company with all or majority control. The resulting change in control of Quince Run will likely result in removal of the present officers and directors of Quince Run and a corresponding reduction in or elimination of their participation in the future affairs of Quince Run.

Quince Run will probably effect a business combination which may have a possible impact on the value of the shares of its common stock so reliance on such present data is not a good indicator of future value.

     A business combination normally will involve the issuance of a significant number of additional shares. Depending upon the value of the assets acquired in such business combination, the per share value of the common stock of Quince Run may increase or decrease, perhaps significantly.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination Quince Run may undertake.

     Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. Quince Run intends to structure any business combination so as to minimize the federal and state tax consequences to both Quince Run and the private company; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction. Any potential acquisition or merger with a foreign company may create additional risks.


It is possible Quince Run will enter a business combination with a foreign entity and will therefore be subject to risks and taxes that are currently unknown and the impact of which is presently unpredictable.

      If Quince Run enters into a business combination with a foreign concern it will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, capital investment, resource self-sufficiency, balance of payments

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      positions, and in other respects.  Any business combination with a foreign company may result in control of Quince Run by individuals who are not resident in the United States and in assets which are located outside the United States, either of which could significantly reduce the ability of the shareholders to seek or enforce legal remedies against Quince Run.

ITEM 2.  FINANCIAL INFORMATION

PLAN OF OPERATION.

     Quince Run has had no operating history nor any revenues or earnings from operations. Quince Run has no significant assets or financial resources. The Company has not generated revenues and has no income or cash flows from operations since inception. Quince Run has sustained losses to date and will, in all likelihood, continue to sustain expenses without corresponding revenues, at least until the consummation of a business combination.

     The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, and successfully locating and negotiating with a business entity for the combination of that company with Quince Run. Management will pay all expenses incurred by Quince Run until a business combination is effected without repayment.

There is no assurance that Quince Run will ever be profitable.

     Quince Run has no operations nor does it currently engage in any business activities generating revenues. Quince Run's principal business objective for the following 12 months is to be used in a business combination with a private company as part of that company's process to become a public company.

     Quince Run anticipates that during the 12 months following the date of this registration statement, it will incur costs related to (i) filing reports as required by the Securities Exchange Act of 1934, including accounting fee and (ii) payment of annual corporate fees. It is anticipated that such expenses will not exceed $5,000 although management has not set a limit on the amount of expenses it will pay on behalf of Quince Run. Management has agreed to fund the expenses of Quince Run until a change in control without reimbursement after which time such expenses will become the responsibility of new management. Because of the nature of the Quince Run and its absence of any on-going operations, these expenses are anticipated to be relatively low.


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Business Combination with a Private Company


     As potential candidates for a business combination, management is always in various stages of discussion with potential private companies. At the time that a decision is made to combine the company with Quince Run, Quince Run will make an appropriate filing reporting that event.

     Quince Run will effect a business combination with a private company as part of the process of the private company becoming a public reporting company.

Management of Quince Run

     Quince Run has no full time employees. James Cassidy and James McKillop are the officers and directors of Quince Run and its shareholders. Mr. Cassidy, as president of Quince Run, and Mr.
McKillop as vice president, will allocate a limited portion of time to the activities of Quince Run without compensation. Potential conflicts may arise with respect to the limited time commitment by management and the potential demands of the activities of Quince Run.

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     The amount of time spent by Mr. Cassidy or Mr. McKillop on the activities of Quince Run is not predictable. Such time may vary widely from an extensive amount when reviewing a company and effecting a business combination to an essentially quiet time when activities of management focus elsewhere. It is impossible to predict the amount of time that will actually be required to spend to review suitable companies.

General Business Plan

     The purpose of Quince Run is to effect a business combination with a business entity which desires to register its securities under the Securities Act of 1933 for public sale within the United States.

     Quince Run will not be restricted to any specific business, industry, or geographical location and Quince Run may participate in a business venture of virtually any kind or nature. Quince Run will not conduct a search for a target company.

    Management anticipates that it will be able to participate in only one potential business venture because Quince Run has nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to the shareholders of Quince Run because it will not permit Quince Run to offset potential losses from one venture against gains from another.

     The private company with which Quince Run may effect a business combination may have recently commenced operations, or may wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes.

     After a change in control of the Company and after a subsequent business combination, if any, the current shareholders of Quince Run will likely retain an equity interest in Quince Run, which would be a non-controlling equity interest. The current officers and directors of Quince Run will not be officers nor directors after any change in control.


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     Business  opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities difficult and complex.

     Quince Run has, and will continue to have, no capital with which to provide the owners of business entities with any cash or other assets.

     Sixty days after the initial filing of this registration statement, Quince Run will automatically become subject to the reporting requirements of the Securities Exchange Act of 1934. Included in these requirements is the duty of Quince Run to file audited financial statements reporting a business combination which is required to be filed with the Securities and Exchange Commission upon completion of the combination.

     Because of the time required to prepare financial statements, a private company which has entered into a business combination agreement may wish to take control of Quince Run before the it has completed its audit. Among other things, this will allow the private company to announce the pending combination through filings with the Securities and Exchange Commission which will then be available to the financial community, potential investors, and others. In such case, Quince Run will only have access to unaudited and possibly limited financial information about the private company in making a decision to combine with that company.


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Terms of a Business Combination

     In implementing a structure for a particular business combination, Quince Run may become a party to a merger, consolidation, reorganization, joint venture, licensing agreement or other arrangement with another corporation or entity. On the consummation of a change in control, it is likely that the present management and shareholders of Quince Run will no longer be in control of Quince Run. In addition, it is likely that the officers and directors of Quince Run will, as part of the terms of the change in control, resign and be replaced by one or more new officers and directors.

     It is anticipated that any securities issued in any business combination would be issued in reliance upon exemption from registration under applicable federal and state securities laws. Quince Run will likely register all or a part of such securities for public trading after the transaction is consummated. If such registration occurs, it will be undertaken by the surviving entity after Quince Run has entered into an agreement for a business combination or has consummated a business combination and Quince Run is no longer considered a blank check company. The issuance of additional securities and their potential sale into any trading market which may develop in the securities of Quince Run may depress the market value of the securities of Quince Run in the future if such a market develops, of which there is no assurance.


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     While the terms of a business transaction to which Quince Run may be a party cannot be predicted, it is expected that the parties to the business transaction will desire to avoid the creation of a taxable event and thereby structure the acquisition in a tax-free reorganization under Sections 351 or 368 of the Internal Revenue Code of 1986, as amended.

     James Cassidy and James McKillop, the officers and directors will provide their services without charge or repayment by Quince Run until such time as a change in control is effected. Messrs. Cassidy and McKillop are currently the sole shareholders of Quince Run.
After effecting a change in control and any possible subsequent business combination, it is likely that Messrs. Cassidy and McKillop will retain certain non-controlling share ownership.

Competition

     Quince Run will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than Quince Run. In view of Quince Run's combined extremely limited financial resources and limited management availability, Quince Run will continue to be at a significant competitive disadvantage compared to Quince Run's competitors.

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ITEM 3.  PROPERTIES.

     Quince Run has no properties and at this time has no agreements to acquire any properties. Quince Run currently uses the offices of management in Beverly Hills, California, at no cost to Quince Run. Management will continue this arrangement until Quince Run completes a business combination.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                AND MANAGEMENT.

     The following table sets forth each person known by Quince Run to be the beneficial owner of five percent or more of the common stock of Quince Run, all directors individually and all directors and officers of Quince Run as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.

Name and Address             Amount of Beneficial
of Beneficial Owner          Ownership              Percentage of Class
------------------------     --------------------   -------------------
James Cassidy           (1)       10,000,000               50%
215 Apolena Avenue
Newport Beach, CA 92662

James McKillop (2)                10,000,000               50%
9454 Wilshire Boulevard
Suite 612
Beverly Hills, California 90212

All Executive Officers and        20,000,000              100%
Directors as a Group (1 Person)

     (1) James Cassidy is the president, secretary and a director of Quince Run.

     (2) James McKillop is the vice president and a director of Quince Run.


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ITEM 5.  DIRECTORS AND  EXECUTIVE OFFICERS

     Quince Run has two directors and officers as follows:

Name                        Age         Positions and Offices Held

James Cassidy               78          President, Secretary, Director
James McKillop              54          Vice President, Director

     Set forth below are the name of the directors and officers of Quince Run, all positions and offices held and the business experience during at least the last five years:

    James Cassidy, Esq., LL.B., LL.M., serves as a director, president and secretary of Quince Run. Mr. Cassidy received a Bachelor of Science in Languages and Linguistics from Georgetown University in
1960, a Bachelor of Laws from The Catholic University School of Law in 1963, and a Master of Laws in Taxation from The Georgetown University School of Law in 1968. From 1963-1964, Mr. Cassidy was law clerk to the Honorable Inzer B. Wyatt of the United States District Court for the Southern District of New York. From 1964-1965, Mr. Cassidy was law clerk to the Honorable Wilbur K. Miller of the United States Court of Appeals for the District of Columbia. From 1969-1975, Mr. Cassidy was an associate of the law firm of Kieffer & Moroney and a principal in the law firm of Kieffer & Cassidy, Washington, D.C. From 1975 to date, Mr. Cassidy has been a principal in the law firm of Cassidy & Associates, and its predecessors, specializing in securities law and related corporate and federal taxation matters. Mr. Cassidy is the president, director and sole shareholder of Tiber Creek Corporation which assists companies in becoming public companies and with introductions to the financial community.
Mr. Cassidy is a member of the bars of the District of Columbia and the State of New York, and is admitted to practice before the United States Tax Court and the United States Supreme Court. Quince Run believes
Mr. Cassidy to have the business experience necessary to serve as a director of Quince Run as it seeks to enter into a business combination. As a lawyer involved in business transactions and securities matters, Mr. Cassidy has had experience in evaluating companies and management, understanding business plans, assisting in capital raising and determining corporate structure and objectives.

19
______________________________________________________________________

 James McKillop serves as a director and vice president of Quince Run. Mr. McKillop began his career at Merrill Lynch. Mr. McKillop has also been involved in financial reporting and did a daily stock market update for KPCC radio in Pasadena, California. Mr. McKillop has been doing consulting work for private and public companies since 2000.
Mr. McKillop has written articles for various publications on financial matters. He has been a past member of the World Affairs Council.
Mr. McKillop received his Bachelor of Arts in Economics in 1984 from the University of California at Los Angeles. With his background in financial and securities matters, Quince Run believes Mr. McKillop to have experience and knowledge that will serve Quince Run in seeking, evaluating and determining a suitable private company.

     There are no agreements or understandings for the above-named officers or directors to resign at the request of another person and the above-named officers and directors are not acting on behalf of nor will act at the direction of any other person.

Recent Blank Check Companies

     James Cassidy, the president and a director of Quince Run and James McKillop, vice president and a director of Quince Run, are involved with other existing blank check companies and with blank check companies that have had a change in control or change in management and directors and-or have effected a business combination. The initial business purpose of each of these companies was to engage in a business combination with an unidentified private company or companies and each was a blank check company until completion of a business combination.

     A change in control of a company will not change that company's status as a shell company. Once a company effects a business combination such as a merger with a company that has operations, revenues, a business plan or other corporate structure, then at that time, the company's status as a shell company may change. At such time, such company will file a Form 8-K noticing the business combination information and notice of the change in its status.

20
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

     Messrs. Cassidy and McKillop, directors of the Company, formerly served as directors of the following companies which had securities registered pursuant to Section 12g of the Securities Exchange Act of 1934. Information on these companies is available on the web site of the Securities and Exchange Commission at www.sec.gov.

	Cabinet Acquisition Corporation
	Canistel Acquisition Corporation
	Console Acquisition Corporation
	Hightower Acquisition Corporation
	Spinnet Acquisition Corporation
 	Greenmark Acquisition Corporation
	Alderwood Acquisition Corporation
	Oakwood Acquisition Corporation
	Pinewood Acquisition Corporation
	Sherwood Acquisition Corporation
	Beachwood Acquisition Corporation
	Boxwood Acquisition Corporation:
	Cottonwood Acquisition Corporation
	Driftwood Acquisition Corporation
	Moosewood Acquisition Corporation
	Amberwood Acquisition Corporation
	Bluewood Acquisition Corporation
	Rosewood Acquisition Corporation
	Silverwood Acquisition Corporation
	Yellowwood Acquisition Corporation
	Bentwood Acquisition Corporation
	Hardwood Acquisition Corporation
	Lightwood Acquisition Corporation
	Roundwood Acquisition Corporation
	Timberwood Acquisition Corporation
	Entree Acquisition Corporation
	Gumtree Acquisition Corporation
	Sagetree Acquisition Corporation
	Saddletree Acquisition Corporation
	Whiffletree Acquisition Corporation
	Backgate Acquisition Corporation
	Beachgate Acquisition Corporation
	Fordgate Acquisition Corporation
	Harrogate Acquisition Corporation
        Sandgate Acquisition Corporation
	Tablegate Acquisition Corporation
	Wallgate Acquisition Corporation
	Woodgate Acquisition Corporation
	Creekwalk Acquisition Corporation

Conflicts of Interest

    The officers and directors of Quince Run have organized and expect to organize other companies with an identical structure, purpose, officers, directors and shareholders. As such management believes there are no conflicts of interest with these companies.

    In addition to the above listed companies, Messrs. Cassidy and McKillop are also the directors of, and sole shareholders of the following companies which have filed registration statements on Form 10 for the registration of their common stock pursuant to the Securities Exchange Act concurrently with the filing of this registration statement:

	Sidegate Acquisition Corporation
	Treegate Acquisition Corporation
	Canyonwalk Acquisition Corporation
	Glenwalk Acquisition Corporation
	Mountainwalk Acquisition Corporation
	Oceanwalk Acquisition Corporation
	Apple Run Acquisition Corporation
	Berry Run Acquisition Corporation
	Cherry Run Acquisition Corporation
	Fig Run Acquisition Corporation
	Jam Run Acquisition Corporation
	Orange Run Acquisition Corporation
	Peach Run Acquisition Corporation
	Pear Run Acquisition Corporation
	Plum Run Acquisition Corporation
	Cloud Run Acquisition Corporation
	Hill Run Acquisition Corporation
	Path Run Acquisition Corporation
	Pebble Run Acquisition Corporation
	River Run Acquisition Corporation
	Rock Run Acquisition Corporation
	Sky Run Acquisition Corporation
	Storm Run Acquisition Corporation
	Thunder Run Acquisition Corporation
	Trail Run Acquisition Corporation


21
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

      The blank check companies with which management (including the directors) are involved are identical except for the name. As and when created, no one blank check company offers management any more favorable terms. After management engages a private company that wishes to become a public company, the client will choose one of the blank check companies. Thus no conflict of interest arises for management between any of the blank check companies.

Investment Company Act of 1940

     Although Quince Run will be subject to regulation under the Securities Act and the Exchange Act, management believes Quince Run will not be subject to regulation under the Investment Company Act of 1940 insofar as Quince Run will not be engaged in the business of investing or trading in securities.

     In the event Quince Run engages in business combinations which result in Quince Run holding passive investment interests in a number of entities, Quince Run could be subject to regulation under the Investment Company Act of 1940. In such event, Quince Run would be required to register as an investment company and could be expected to incur significant registration and compliance costs. Quince Run has obtained no formal determination from the Securities and Exchange Commission as to the status of Quince Run under the Investment Company Act of 1940. Any violation of such Act would subject Quince Run to material adverse consequences.

ITEM 6.  EXECUTIVE COMPENSATION

   The officers and directors of Quince Run do not receive any compensation for services to Quince Run, have not received such compensation in the past, and are not accruing any compensation. However, the officers and directors of Quince Run are also the shareholders and anticipate receiving possible benefits as shareholders if the value of the shares of Quince Run increase after a business transaction is effected as in such business transaction they will likely retain some of their shares in Quince Run and would benefit from any such increase in share value.

   No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by Quince Run for the benefit of employees.


22
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

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED
         TRANSACTIONS AND DIRECTOR INDEPENDENCE.

   Quince Run has issued a total of 20,000,000 shares of common stock pursuant to Section 4(2) of the Securities Act for a total of $2,000 in cash.

    James Cassidy is president and a director of Quince Run and the sole officer, director and a 50% shareholder of Quince Run.

     James McKillop is vice president and a director of Quince Run and a 50% shareholder of Quince Run.

    As the organizers and developers of Quince Run, James Cassidy and James McKillop may be considered promoters of the Registrant.

   Quince Run is not currently required to maintain an independent director as defined by Rule 4200 of the Nasdaq Capital Market nor does it anticipate that it will be applying for listing of its securities on an exchange in which an independent directorship is required. It is likely that neither Mr. Cassidy nor Mr. McKillop would be considered independent directors if it were to do so.

ITEM 8.    LEGAL PROCEEDINGS

        There is no litigation pending or threatened by or against Quince Run.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

        (a) Market Price. There is no trading market for Quince Run's common stock and there has been no trading market to date. There is no assurance that a trading market will ever develop or, if such a market
does develop, that it will continue.   There is no common stock or other
equity subject to any outstanding options or warrants or any securities convertible into common stock of Quince Run nor is any common stock currently being publicly offered by Quince Run. At the time of this registration, no shares issued by Quince Run are available for sale pursuant to Rule 144 promulgated pursuant to the Rules and Regulations of the Securities and Exchange Commission but after the requisite holding period, the shareholders of Quince Run could offer their shares for sale pursuant to such rule. However, all the shareholders of Quince Run are officers and directors and as such are subject to the rules governing affiliated persons for sales pursuant to Rule 144.

     Pursuant to Rule 144(i) of the Securities Act of 1933, the safe harbor provisions provided under Rule 144 are not available to shareholders of the Company and will continue to be unavailable until at least one year after the Company ceases to be a company with no or nominal operations and has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding
12 months.

        (b) Holders. The issued and outstanding shares of the common stock of Quince Run were issued to two shareholders in accordance with the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933.

        (c) Dividends. Quince Run has not paid any dividends to date, and has no plans to do so in the immediate future. Quince Run presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination. Dividends, if any, would be contingent upon Quince Run's revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends would be within the discretion of Quince Run's Board of Directors.

23
______________________________________________________________________

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES.

        During the past three years, Quince Run has issued 20,000,000 common shares pursuant to Section 4(2) of the Securities Act of 1933 for an aggregate purchase price of $2,000:

     On July 9, 2013 Quince Run issued the following shares of its common stock:

Name                       Number of Shares      Consideration

James Cassidy (1)              10,000,000          $1,000
James McKillop (2)             10,000,000          $1,000

(1)  James Cassidy is the president, secretary, and a director of Quince Run.

(2)  James McKillop is the vice president and a director of Quince Run.


ITEM 11.  DESCRIPTION OF REGISTRANT'S  SECURITIES TO BE REGISTERED

    The authorized capital stock of Quince Run consists of 100,000,000 shares of common stock, par value $0.0001 per share, of which there are 20,000,000 issued and outstanding and 20,000,000 shares of preferred stock, par value $0.0001 per share, of which none have been designated or issued.

    The following statements relating to the capital stock set forth the material terms of the securities of Quince Run; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

     Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of Quince Run, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

     Holders of common stock have no preemptive rights to purchase the common stock of Quince Run. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

24
______________________________________________________________________

Preferred Stock

     The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Quince Run without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, Quince Run has no plans to issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

    The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

     Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of Quince Run, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise. Quince Run has no present plans to issue any preferred stock.

Trading of Securities in Secondary Market

     Following a business combination, a private company will normally wish to cause Quince Run's common stock to trade in one or more United States securities markets. The private company may elect to take the steps required for such admission to quotation following the business combination or at some later time. Such steps will normally involve filing a registration statement under the Securities Act. Such registration statement may include securities held by current shareholders or offered by Quince Run, including warrants, shares underlying warrants, and debt securities.

25
______________________________________________________________________

     In order to qualify for listing on the Nasdaq Capital Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 round-lot shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the Nasdaq Capital Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of$1.00; (iv) two market makers; and (v) 300 round-lot shareholders.

    In 2011, the NASDAQ Stock Market adopted additional listing requirements for a company that became a 1934 Act reporting company by effecting a business combination with a public shell, whether through a reverse merger, exchange offer, or otherwise. These new requirements include (i) trading for at least one year on the OTC market or another national or foreign exchange (ii) filing of all required information, including financial, regarding the business combination (iii) timely filing of all required periodic financial reports for the prior year, which would include at least one annual report filing and (iv) maintenance of a $4 share price for at least 30 of the most recent 60 trading days prior to the initial listing application.

     If, after a business combination and qualification of its securities for trading, Quince Run does not meet the qualifications for listing on the Nasdaq Capital Market, Quince Run may apply for quotation of its securities on the OTC Bulletin Board.

     In order to have its securities quoted on the OTC Bulletin Board a company must (i) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (ii) have at least one market maker who completes and files a Form 211.

     The OTC Bulletin Board is a dealer-driven quotation service. Unlike the Nasdaq Stock Market, companies cannot directly apply to be quoted on the OTC Bulletin Board, only market makers can initiate quotes, and quoted companies do not have to meet any quantitative financial requirements.
Any equity security of a reporting company not listed on the Nasdaq Stock Market or on a national securities exchange is eligible.

     In certain cases Quince Run may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc.

     In general there is greatest liquidity for traded securities on the Nasdaq Capital Market, less on the OTC Bulletin Board, and least through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of Quince Run will be traded following a business combination and qualification of its securities for trading.

     The National Securities Market Improvement Act of 1996 limited the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Exchange Act. Upon effectiveness of this registration statement, Quince Run will be required to, and will, file reports under Section 13 of the Exchange Act. As a result, sales of Quince Run's common stock in the secondary market by the holders thereof may then be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker) without qualification under state securities acts. The resale of such shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

26
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

Additional Information

      This registration statement and all other filings of Quince Run when made with the Securities and Exchange Commission may be viewed and downloaded at the Securities and Exchange Commission's website at www.sec.gov. Quince Run will be subject to the reporting requirements of the Securities Act of 1934 automatically 60 days after filing of this registration statement.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Quince Run's certificate of incorporation contains such a provision.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


ITEM 13.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

    Quince Run is a smaller reporting company in accordance with Regulation
S-X.


27
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

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     Quince Run has not changed accountants since its formation and there are no disagreements with the findings of its accountants.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.

       Set forth below are the audited financial statements for Quince Run for the period ended July 15, 2013. The following financial statements are attached to this report and filed as a part thereof.

28
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

                      FINANCIAL STATEMENTS FOR
                 Period from July 2, 2013 (Inception)
                         to July 15, 2013

______________________________________________________________________

                              FINANCIAL STATEMENTS


Report of Independent Registered Public Accounting Firm          1

Balance Sheet as of July 15, 2013                                2

Statement of Operations for the period from
July 2, 2013 (Inception) to July 15, 2013                        3

Statement of Changes in Stockholders' Equity for the
period from July 2, 2013 (Inception) to July 15, 2013            4

Statement of Cash Flows for the period from
July 2, 2013 (Inception) to July 15, 2013                        5

Notes to Financial Statements  				       6-8

______________________________________________________________________

ANTON & CHIA                               CERTIFIED PUBLIC ACCOUNTANTS


       REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Quince Run Acquisition Corporation
(a development stage company)


We have audited the accompanying balance sheet of Quince Run Acquisition Corporation (the "Company") (a development stage company) as of July 15, 2013, and the related statements of operations, changes in stockholders' equity and cash flows for the Period from July 2, 2013 (Inception) through July 15, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. Our audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of July 15, 2013 and the results of its operations and its cash flows from July 2, 2013 (Inception) through July 15, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had no revenues and income since inception. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2, which includes the raising of additional equity financing or merger with another entity. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Anton & Chia LLP
Newport Beach, CA
September 30, 2013

______________________________________________________________________

                     QUINCE RUN ACQUISITION CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                              BALANCE SHEET


                      ASSETS

                                                   July 15, 2013
                                                  ---------------

  Current assets
    Cash                                         $         2,000
                                                  ---------------
  Total assets                                   $         2,000
                                                  ===============

          LIABILITIES AND SHAREHOLDERS' EQUITY

  Current liabilities

     Accrued liabilities                         $           400
                                                  ---------------
  Total liabilities                                          400
                                                  ---------------
  Stockholders' equity
    Preferred stock, $0.0001 par value,
    20,000,000 shares authorized; none
    outstanding                                              -

    Common stock, $0.0001 par value, 100,000,000
    shares authorized; 20,000,000 shares issued
    and outstanding                                        2,000

    Additional paid-in capital                               257

    Deficit accumulated during the
       development stage                                    (657)
                                                  ---------------

         Total stockholders' equity                        1,600
                                                  ---------------
         Total liabilities and stockholders'
                 equity                           $        2,000
                                                  ================

The accompanying notes are an integral part of these financial statements.

______________________________________________________________________

                      QUINCE RUN ACQUISITION CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                         STATEMENT OF OPERATIONS


                                                  For the period from
                                                      July 2, 2013
                                                    (Inception) to
                                                     July 15, 2013
                                                  -----------------

    Revenue                                      $            -

    Cost of revenue                                           -
                                                  -----------------
    Gross profit                                              -

    Operating expenses                                      657
                                                  -----------------

    Operating loss                                         (657)

    Loss before income taxes                               (657)
                                                  -----------------
    Income tax expense                                        -

    Net loss                                     $         (657)
                                                 ==================

    Loss per share - basic and diluted           $        (0.00)
                                                  -----------------

    Weighted average shares-basic and diluted          20,000,000
                                                 ------------------



The accompanying notes are an integral part of these financial statements.

______________________________________________________________________

                     QUINCE RUN ACQUISITION CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                 Deficit
                                                                 Accumulated
                                Common Stock        Additional   During the    Total
                             ---------------------   Paid-in     Development   Stockholders'
                             Shares        Amount    Capital     Stage         Equity
                             ----------    --------  ---------   -----------   ------------

Balance, July 2, 2013
         (Inception)               -       $    -    $       -       $     -    $      -

Issuance of common stock     20,000,000      2,000           -             -         2,000

Additional paid-in capital         -            -          257             -           257

Net loss                           -            -            -            (657)       (657)
                             ----------     --------   ----------     ---------   ---------
Balance,
   July 15, 2013             20,000,000     $ 2,000    $    257       $   (657)   $  1,600
                             ==========     ========   ==========     =========   =========


   The accompanying notes are an integral part of these financial statements.


                                   4

______________________________________________________________________

                     QUINCE RUN ACQUISITION CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                         STATEMENT OF CASH FLOWS


                                                     For the period from
                                                       July 2, 2013
                                                       (Inception) to
                                                       July 15, 2013
                                                       --------------

 OPERATING ACTIVITIES

   Net loss                                            $       (657)
                                                       -------------

      Change in operating assets and liabilities:

      Accrued liability                                         400
                                                       -------------
      Net cash used in operating activities                    (257)
                                                       -------------
 FINANCING ACTIVITIES

   Proceeds from issuance of common stock                     2,000

   Proceeds from stockholders contribution                      257
                                                       -------------
       Net cash provided by financing activities              2,257
                                                       -------------
   Net increase in cash                                       2,000

   Cash, beginning of period                                     -
                                                       -------------
   Cash, end of period                                 $      2,000
                                                       =============


The accompanying notes are an integral part of these financial statements.

______________________________________________________________________

                 QUINCE RUN ACQUISITION CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)
                   Notes to Financial Statements

NOTE 1   NATURE OF OPERATIONS AND
	 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Quince Run Acquisition Corporation ("Quince Run" or "the Company") was incorporated on July 2, 2013 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders. The Company will attempt to locate and negotiate with a business entity for the combination of that target company with Quince Run. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

DEVELOPMENT STAGE ENTERPRISE

The Company has not earned any revenue from operations since inception. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in ASC 915, "Development Stage Entities." Among the disclosures required by ASC 915, are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have cash equivalents as of July 15, 2013.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance
Corporation limit as of July 15, 2013.

______________________________________________________________________

                 QUINCE RUN ACQUISITION CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)
                   Notes to Financial Statements



INCOME TAXES

Under ASC 740, "Income Taxes," deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of July 15, 2013, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of July 15, 2013, there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

  Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

  Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

  Level 3 inputs are unobservable inputs for the asset or liability.

The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

NOTE 2 - GOING CONCERN

The Company has not yet generated any revenue since inception to date and has sustained operating losses during the period ended July 15, 2013.
The Company had working capital of $1,600 and an accumulated deficit of $657 as of July 15, 2013. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

______________________________________________________________________

                 QUINCE RUN ACQUISITION CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)
                   Notes to Financial Statements


The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company's ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

Not Adopted

In April 2013, the FASB issued ASU No. 2013-07, Presentation of
Financial Statements (Top 205): Liquidation Basis of Accounting. The objective of ASU No. 2013-07 is to clarify when an entity should apply the liquidation basis of accounting and to provide principles for the measurement of assets and liabilities under the liquidation basis of accounting, as well as any required disclosures. The amendments in this standard are effective prospectively for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. We are evaluating the effect, if any, adoption of ASU No. 2013-07 will have on our financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future financial statements.

NOTE 4   STOCKHOLDERS' EQUITY

On July 9, 2013, the Company issued 20,000,000 common shares to two directors and officers for $2,000 in cash.

The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of July 15, 2013, 20,000,000 shares of common stock and no preferred stock were issued and outstanding.

                                    8
______________________________________________________________________





                     INDEX TO EXHIBITS


EXHIBIT NUMBER      DESCRIPTION

3.1                 Certificate of Incorporation of Quince Run
                            Acquisition Corporation

3.2                 By-Laws of Quince Run Acquisition Corporation

3.3                 Specimen stock certificate of Quince Run
                            Acquisition Corporation

______________________________________________________________________


                                  SIGNATURES


    In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


                                  QUINCE RUN ACQUISITION CORPORATION


                                  By: /s/  James Cassidy, President



Date: September 30, 2013